                                                                    Exhibit 99.2

 PORTLAND BREWING COMPANY UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                     PORTLAND BREWING COMPANY AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                       June 30,
                                                                         2004
                                                                         ----
CURRENT ASSETS

       Cash and cash equivalents                                     $    62,420
       Accounts receivable, net of allowance for doubtful
         accounts                                                        797,142
       Inventories                                                     1,040,201
       Other current assets                                              247,195
                                                                     -----------
             Total current assets                                      2,146,958
                                                                     -----------
PROPERTY AND EQUIPMENT, NET                                            4,030,132
OTHER ASSETS, NET                                                        201,646
                                                                     -----------
                                                                     $ 6,378,736
                                                                     ===========
CURRENT LIABILITIES

       Line of credit                                                $ 1,082,585
       Current portion of long-term debt                                  20,414
       Accounts payable                                                1,333,379
       Customer (keg) deposits held                                      112,301
       Accrued payroll and related expenses                              127,248
       Other accrued liabilities                                          27,116
                                                                     -----------
             Total current liabilities                                 2,703,043
                                                                     -----------

LONG-TERM DEBT, LESS CURRENT PORTION                                   1,443,751
STOCKHOLDER TERM LOAN                                                  1,700,000
OTHER LONG-TERM LIABILITIES                                                    -
Series A Redeemable Convertible Preferred Stock, $52 value,
       10,000 shares authorized, 5,770 shares issued and
       oustanding, liquidation preference of $300,040                    300,040

STOCKHOLDERS' EQUITY

       Common stock, no par value; 25,000,000 authorized
         shares issued and outstanding:  9,855,822 (2004 and 2003)     9,501,620

       Accumulated deficit                                            (9,269,718)
                                                                     -----------

             Total stockholders' equity                                  231,902
                                                                     -----------
             Total liabilities and stockholders' equity              $ 6,378,736
                                                                     ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                     PORTLAND BREWING COMPANY AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                         SIX MONTH PERIOD ENDED JUNE 30,
                                                                               2004            2003
                                                                               ----            ----
Gross sales...................................................              $ 4,989,884    $ 4,799,237
Less excise taxes.............................................                  180,021        177,159
                                                                            -----------    -----------
Net sales.....................................................                4,809,863      4,622,078
Cost of sales.................................................                3,621,039      3,453,445
                                                                            -----------    -----------
Gross profit..................................................                1,188,824      1,168,633
General and administrative expenses...........................                  650,016        638,741
Selling and marketing expenses................................                  909,839        958,037
                                                                            -----------    -----------
Loss from operations..........................................                 (371,031)      (428,145)
Interest expense, net.........................................                 (129,348)      (117,895)
Other income..................................................                    1,390         44,093
Other expense.................................................                 (451,813)       (18,786)
                                                                            -----------    -----------
Net loss......................................................              $  (950,802)   $  (520,733)
                                                                            ===========    ===========
Basic and diluted net income (loss) per share.................              $     (0.10)   $     (0.05)
Shares used in per share calculation..........................                9,855,822      9,855,822

        The accompanying notes are an integral part of these consolidated financial statements.

                     PORTLAND BREWING COMPANY AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                               Six months ended June 30,
                                                               -------------------------
                                                                  2004         2003
                                                                  ----         ----
Cash flows relating to operating activities:
     Net loss                                                   $(950,802)   $(520,733)
     Adjustments to reconcile net loss to net cash
        from operating activities:
         Depreciation                                             351,928      392,036
         Amortization                                             101,547      139,045
         Gain on sale of assets                                    (1,320)     (27,851)
     (Increase) decrease in cash due to changes in assets and
     liabilities:
         Accounts receivable                                     (102,950)      80,872
         Inventories                                              (20,438)    (109,934)
         Other current assets                                    (130,110)     (26,610)
         Other assets                                              58,741      (17,340)
         Accounts payable                                         344,249     (177,978)
         Customer deposits held                                   (12,221)      23,903
         Accrued payroll and other accrued
           liabilities                                             31,930       (3,410)
         Other current liabilities                                (88,318)     (27,712)
                                                                ---------    ---------
         Net cash provided from operating activities             (417,764)    (275,712)
                                                                ---------    ---------
Cash flows relating to investing activities:
     Purchase of property and equipment                            (6,653)     (14,728)
     Proceeds from sale of property and equipment                   1,320       79,909
                                                                ---------    ---------
         Net cash from investing activities                        (5,333)      65,181

Cash flows relating to financing activities:
     Net borrowings (payments) on the line of credit              439,261      (44,039)
     Principal payments on long-term debt                          (9,145)     (66,512)
     Proceeds from long-term stockholders' loans                        -      300,000
                                                                ---------    ---------
         Net cash provided by (used in) financing activities      430,116      189,449
                                                                ---------    ---------

Net increase (decrease) in cash                                     7,019      (21,082)
                                                                ---------    ---------

Cash, beginning of period                                          55,401       34,622
                                                                ---------    ---------

Cash, end of period                                             $  62,420    $  13,538
                                                                =========    =========

        The accompanying notes are an integral part of these consolidated financial statements.

                            PORTLAND BREWING COMPANY
                   NOTES TO CONDENSED CONSOLIDATED STATEMENTS
                                   (UNAUDITED)

1. ASSET SALE

      On January 26, 2004, subject to shareholder approval, the Company entered into an asset purchase agreement (the "Asset Purchase Agreement") with Pyramid Breweries Inc. and PBC Acquisition, LLC (collectively, "Pyramid") to sell substantially all of the brewery and restaurant assets of the Company for approximately $4.2 million. As part of this transaction, the Company will sell the real property to the MacTarnahan Limited Partnership ("MacTarnahan") (principal shareholders through ownership) for $1.76 million, which includes the assumption of the Sterling Savings Bank long-term debt (approximately $1.5 million) which is secured by the real property. Any remaining amount due the Company on the real property sale will be offset against the amounts currently owed to MacTarnahan.

      Payment of the sales price in the Asset Purchase Agreement will consist of a combination of cash, assumption of the Company's liabilities and at Pyramid's option, Pyramid common stock. At the conclusion of these transactions, the remaining assets of the Company will be the assets associated with the Harco subsidiary, all scotch inventory on hand, any Pyramid common stock received in the asset sale, and the right to receive certain earn-out payments pursuant to the Asset Purchase Agreement. As of June 30, 2004, the book value of the Harco assets and the scotch inventory totaled $332,000 and the related liabilities totaled $3,000.

      Immediately following the sale, subject to shareholder approval, the Company will proceed with a reverse stock split of 600,000 to 1. The terms of the reverse split will require the Company to repurchase all fractional shares resulting from the reverse split for $.10 per share. Management estimates this payment will be approximately $256,000. The reverse split and resulting stock repurchase will reduce the number of shareholders below 300 at which time the Company anticipates filing the appropriate paperwork with the SEC to become a private company.

      In connection with the contemplated asset sale and reverse split transactions, MacTarnahan Limited Partnership and other MacTarnahan family entities executed a commitment letter dated January 24, 2004 to lend the Company amounts up to $650,000 to cover fees and expenses incurred in connection with the Asset Purchase Agreement and the reverse split transaction, working capital requirements, and post-transaction losses. By letter dated March 25, 2004, the date by which definitive loan documents are to be executed was extended to July 31, 2004. The Company expects to repay the loans with earn out payments and holdback amounts that it may receive after the closing of the asset sale. The loans will be secured by the Company's assets that are not transferred to Pyramid in the asset sale, any Pyramid stock received as consideration on the asset sale transaction and earn out and holdback rights.

2. BASIS OF PRESENTATION

      The accompanying interim financial data is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods presented. The financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures included herein are adequate to make the information presented not misleading.

      The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's financial statements filed as part of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003. This quarterly report should be read in conjunction with such Annual Report.

      Operating results for the six months ended June 30, 2004 and 2003, are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 2004, or any portion thereof.

3. STOCK BASED COMPENSATION AND NET LOSS PER SHARE

      Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. Diluted net loss per common share for all periods presented is the same as basic net loss per share since all potential dilutive securities are excluded because they are antidilutive.

      The dilutive effect of stock options outstanding for the purchase of 225,800 shares at June 30, 2004 and 2003, respectively and 577,000 shares of common stock into which the outstanding Series A Redeemable Convertible Preferred Stock are convertible were not included in loss per share calculations, because to do so would have been antidilutive.

      The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is the excess, if any, of the fair value of the Company's stock at a measurement date over the amount that must be paid to acquire the stock. SFAS No. 123 requires a fair value method to be used when determining compensation expense for stock options and similar equity instruments. SFAS No. 123 permits a company to continue to use APB No. 25 to account for stock-based compensation to employees, but pro forma disclosures of net income and earnings per share must be made as if SFAS No. 123 had been adopted in its entirety.

      Had compensation cost for the Company's options been determined based on the methodology prescribed under SFAS No. 123, the Company's net loss and net loss per share would have been unchanged.

4. INVENTORIES

      Inventories are stated at the lower of average cost, which approximates the first-in, first-out (FIFO) method, or market and include materials, labor and manufacturing overhead. Inventories consist of the following:

Raw materials     $  302,019
Work-in-process      156,023
Finished goods       544,009
Merchandise           38,150
                  ----------
                  $1,040,201
                  ==========

5. SEGMENT INFORMATION

      The Company is organized into three product-based segments: brewery operations, restaurant operations and hand truck manufacturing. The Company's brewery segment brews and sells specialty beer in its Portland, Oregon brewery which is sold to distributors and retail customers. The Company's restaurant, which adjoins its brewery, sells the Company's specialty beers along with lunch and dinner. Harco Products, Inc., produces and sells hand trucks for various industrial uses.

      All revenues are attributable to, and all long-lived assets are located in the United States, the Company's country of domicile. The basis of accounting for transactions between segments is based on the fair market value of the respective goods or services. General and administrative, selling and marketing, and interest expense are considered corporate expenses and are not allocated to the three segments.

                                  SIX MONTHS ENDED JUNE 30,
                                    2004            2003
                                    ----            ----
Net sales:
    Brewery                      $ 3,683,972    $ 3,570,301
    Restaurant                     1,133,678      1,082,542
Less intersegment sales             (171,073)      (167,852)
                                 -----------    -----------

        Subtotal                   4,646,577      4,484,991
    Harco Products                   163,286        137,087
                                 -----------    -----------

    Total net sales                4,809,863      4,622,078
                                 ===========    ===========

Gross Profit:
    Brewery                        1,150,076        927,229
    Restaurant                       115,432        308,567
Less intersegment gross profit       (67,987)       (99,109)
                                 -----------    -----------
        Subtotal                   1,197,521      1,136,687
    Harco Products                    (8,697)        31,946
                                 -----------    -----------

    Total gross profit           $ 1,188,824    $ 1,168,633
                                 ===========    ===========